CUSIP NO.  448515 10 6                                       Schedule 13D


                                                                 Exhibit 99.1

                              JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) of Regulation 13d of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any amendments hereto.

Date:  October 7, 1998

                                   CLIPPER CAPITAL ASSOCIATES, INC.,

                                   by:   /s/ Robert B. Calhoun, Jr.
                                   Name: Robert B. Calhoun, Jr.
                                   Title:  President


                                   METROPOLITAN LIFE INSURANCE COMPANY,


                                   by:   /s/ Michael J. Mazzola
                                   Name: Michael J. Mazzola
                                   Title: Assistant Vice-President


                                  OGP II, L.P., by its general partner LJM, LLC,


                                   by:   /s/ Louis J. Mischianti
                                   Name: Louis J. Mischianti
                                   Title:  Member


                                   /s/ J. Erik Hvide
                                       J. Erik Hvide


                                   HVIDE HOLDINGS CORP.,

                                   by:   /s/ Gerald Farmer
                                   Name:  Gerald Farmer
                                   Title:  President